Exhibit 99.1

Perry Ellis International Reports Fourth Quarter & Full Fiscal 2014 Results

•	Adjusted diluted EPS of $0.38 for fiscal 2014 exceeds updated guidance of $0.34 - $0.37 as compared to $1.45 last year

•	Company announces a $42.9 million non-cash writedown, primarily for intangible assets associated with brands that will be de-emphasized

•	Fiscal 2014 GAAP loss per share of $1.52 compared to net income per diluted share of $0.97 last year

Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the fourth quarter (“fourth quarter of fiscal 2014”) and the fiscal year ended February 1, 2014 (“fiscal 2014”).

Oscar Feldenkreis, president and chief operating officer of Perry Ellis International commented, “We were disappointed with the results of fiscal 2014. The year saw significant challenges, with unseasonal weather, consumer indifference to apparel, and declines in mall and outlet center traffic all negatively impacting our business. We also experienced a fundamental shift in the business model favoring national brands over private and exclusive brands, thereby impacting revenues and near term profitability. On a positive note, there were many encouraging areas: our overall golf lifestyle apparel business, international, as well as Nike swim continued to be strong. Licensing income grew dramatically in the fourth quarter reflecting the strength of our core brands, and gross margins expanded by 170 bps in the fourth quarter reflecting the strength of these businesses coupled with our successful turnaround of the Rafaella sportswear collection.”

Fiscal 2014 Fourth Quarter Results

Total revenue for the fourth quarter of fiscal 2014 was $216 million, a 16% decrease compared to $258 million reported in the fourth quarter of fiscal 2013. Revenues were adversely impacted by both inclement weather country wide as well as a cautious consumer. As a result, the Company saw a lack of replenishment orders across many of the business platforms.

During the fourth quarter of fiscal 2014, gross margins expanded to 34.3% as compared to 32.6% in the same period of the prior year, reflecting a lower level of promotions in our Rafaella and Perry Ellis collections businesses as well as higher contributions from the golf lifestyle, international and licensing businesses discussed above.

The Company’s fourth quarter 2014 results included a $42.9 million or $1.94 per share non-cash write down of certain intangible assets, primarily trade names, goodwill and certain store leaseholds. These impairments were the product of our internal review of non-core brands and businesses.

As reported under GAAP, the fiscal 2014 fourth quarter loss was $28.2 million or $1.91 per diluted share compared to earnings of $4.4 million or $0.28 per diluted share in the fourth quarter of fiscal 2013. On an adjusted basis, the fiscal 2014 fourth quarter earnings per diluted share were $0.06 as compared to adjusted earnings per diluted share of $0.50 in the fourth quarter of fiscal 2013. Adjusted earnings per diluted share exclude certain items as outlined in Table 1 Reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share.

Fiscal 2014 Results

Fiscal 2014 revenues were $912 million as compared to $970 million reported in the prior year (“fiscal 2013”). Revenues increased across most of the golf lifestyle brands as well as in Nike swim, the Company’s international businesses and in licensing income. These increases were offset by significant reductions in private label and proprietary branded sales as well as lower replenishment across many of the Company’s businesses. While direct e-commerce sales saw a lift of 2.3% driven by a strong double digit lift in the second half of the year, our retail stores registered a decline in same store sales of 5.5% for the year.

On a GAAP basis, net loss for fiscal 2014 was $22.8 million, or $1.52 per share compared to GAAP net income of $14.8 million, or $0.97 per diluted share for fiscal 2013. Net loss for fiscal 2014 included $1.91 per share in non-cash impairment costs.

Adjusted earnings per diluted share for fiscal 2014 were $0.38 compared to adjusted earnings per diluted share of $1.45 in fiscal 2013. Adjusted earnings per diluted share exclude the costs mentioned in the attached Table 1 for both fiscal periods. (See reconciliation “Table 1” for a reconciliation of GAAP loss/earnings per diluted share to adjusted earnings per diluted share.)

The gross margin for fiscal 2014 was 33.2% compared to the gross margin of 32.7% in fiscal 2013. Gross margin was positively impacted by a reduction in promotional activity in our sportswear collection businesses, a more favorable revenue mix between branded and private label revenues, as well as a stronger contribution from the Company’s higher margin international platform and licensing revenues. These margin improvements were partially offset by higher liquidation sales in the fashion swim business and a reduced mix of higher margin replenishment sales.

Selling, general and administrative expenses totaled $273 million for fiscal 2014 as compared to $264 million in fiscal 2013. The year-over-year increase reflects increased marketing and advertising expense, as well as costs associated with the strategic consolidation of the Company’s New York office facilities. In addition, ten new store openings added incremental store expenses.

Earnings before interest, taxes, depreciation, amortization and impairments, as adjusted (“adjusted EBITDA”) for fiscal 2014 totaled $34.8 million, or 3.8% of total revenue. This compares to adjusted EBITDA of $61.4 million for fiscal 2013. (See attached reconciliation “Table 2” for a reconciliation of net loss/income to adjusted EBITDA.)

Balance Sheet Update

During fiscal 2013, we commenced divesting of trade names and businesses that were small revenue and low profit contributors. During fiscal 2015, we plan to focus on our brands and businesses that provide us the greatest profit enhancement while de-emphasizing brands and businesses that we do not consider core to the Company.

Our focus will be on our core businesses and brands: our strong branded golf lifestyle portfolio, Original Penguin, Perry Ellis and Rafaella collections as well as Laundry and Savane.

The Company has also embarked on a strategic overhead rationalization program to review its processes and systems and to streamline its supply chain to realize greater efficiencies.

George Feldenkreis, chairman and chief executive officer of Perry Ellis International stated, “Our liquidity and leverage profile remains strong with net debt to capitalization of 29.2% and ample availability under our credit facility. Cash and investments totaled $42.4 million at the end of fiscal 2014 leaving us well positioned to execute our strategies to position Perry Ellis for improved long term profitability and growth. We remain committed to setting a course for Perry Ellis International that increases value for our shareholders.”

Fiscal 2015 Guidance

The Company has maintained its guidance for fiscal 2015. It expects total revenues to be in a range of $910 to $920 million. Gross margins for fiscal 2015 should expand 50 to 60 basis points to a range of 33.7% to 33.8%. The Company has identified and expects to realize $9 million in reductions from its expense rationalization program net of reinvestment in new businesses. As a result, the Company expects adjusted earnings per diluted share for fiscal 2015 in a range of $0.75 to $0.90.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections.

While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Source: Perry Ellis International, Inc.

Contact: Perry Ellis International, Inc.

Anita Britt, CFO

305-592-2830

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Years Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Revenues
Net sales	$207,897	$251,015	$882,573	$942,451
Royalty income	8,182	7,330	29,651	27,102

Total revenues	216,079	258,345	912,224	969,553
Cost of sales	141,882	174,004	609,436	652,352

Gross profit	74,197	84,341	302,788	317,201
Operating expenses
Selling, general and administrative expenses	67,092	67,010	272,716	263,854
Depreciation and amortization	3,251	3,582	12,626	13,896
Impairment on long-lived assets	42,977	3,516	42,977	3,516

Total operating expenses	113,320	74,108	328,319	281,266
Gain on sale of long-lived assets	—	—	6,162	410

Operating (loss) income	(39,123)	10,233	(19,369)	36,345
Interest expense	3,718	3,825	15,025	14,836

Net (loss) income before income taxes	(42,841)	6,408	(34,394)	21,509
Income tax (benefit) provision	(14,594)	2,021	(11,615)	6,708

Net (loss) income	$(28,247)	$4,387	$(22,779)	$14,801

Net (loss) income, per share
Basic	$(1.91)	$0.30	$(1.52)	$1.01

Diluted	$(1.91)	$0.28	$(1.52)	$0.97

Weighted average number of shares outstanding
Basic	14,823	14,842	14,988	14,715
Diluted	14,823	15,426	14,988	15,315

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	February 1, 2014	February 2, 2013
Assets
Current assets:
Cash and cash equivalents	$26,989	$54,957
Accounts receivable, net	146,392	174,484
Inventories	206,602	183,127
Investments	15,398	—
Other current assets	29,008	30,536

Total current assets	424,389	443,104

Property and equipment, net	59,912	50,749
Intangible assets, net	211,485	246,681
Goodwill	6,022	13,794
Other assets	4,927	8,801

Total assets	$706,735	$763,129

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$112,442	$132,028
Accrued expenses and other liabilities	24,642	28,595
Accrued interest payable	4,095	4,061
Unearned revenues	5,013	4,647

Total current liabilities	146,192	169,331

Long term liabilities:
Senior subordinated notes payable, net	150,000	150,000
Senior credit facility	8,162	—
Real estate mortgages	22,844	24,202
Deferred pension obligation	9,862	14,686
Unearned revenues and other long-term liabilities	22,142	33,670

Total long-term liabilities	213,010	222,558

Total liabilities	359,202	391,889

Equity
Total equity	347,533	371,240

Total liabilities and equity	$706,735	$763,129

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of the three and twelve months ended February 1, 2014 and February 2, 2013 net (loss) income and diluted (loss) earnings per share to adjusted net income and adjusted diluted earnings per share.

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Years Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net (loss) income	$(28,247)	$4,387	$(22,779)	$14,801
Plus:
Impairment on long-lived assets	42,977	3,516	42,977	3,516
Costs on exited brands	—	431	—	2,676
Costs of streamlining and consolidation of operations, and other strategic initiatives	772	944	4,694	3,341
Costs of voluntary retirement	—	—	—	2,420
Less:
(Loss) gain on sale of long-lived assets	—	—	(6,162)	(410)
Tax benefit	(14,650)	(1,574)	(12,968)	(4,118)

Net income, as adjusted	$852	$7,704	$5,762	$22,226

	Three Months Ended		Years Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net (loss) income per share, diluted	$(1.91)	$0.28	$(1.52)	$0.97
Net per share impairment on long-lived assets	1.94	0.16	1.91	0.16
Net per share costs on exited brands	—	0.02	—	0.11
Net per share costs of streamlining and consolidation of operations, and other strategic initiatives	0.03	0.04	0.21	0.13
Net per share costs of voluntary retirement	—	—	—	0.10
Net per share costs on early extinguishment of debt	—	—	—	—
Net per share gain on sale of long-lived assets	—	—	(0.22)	(0.02)
Adjustment for using diluted share count (1)	—	—	—	—

Adjusted net income per share, diluted	$0.06	$0.50	$0.38	$1.45

(1)	The calculation of diluted shares for the purpose of generating GAAP EPS does not include any antidilutive items (options, SARs and restricted stock) that would result in a lower loss per share. Since the non-GAAP adjustments would result in projected adjusted net income, these items would become dilutive to EPS. This adjustment represents the impact of including these dilutive items in the calculation of diluted shares for generating the adjusted EPS.

“Adjusted net income per share, diluted” consists of “net (loss) income per share, diluted” adjusted for the impact of the costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, costs of voluntary retirement, gain on sale of long-lived assets and impairments on long-lived assets. These costs, impairments and gain are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Years Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net (loss) income	$(28,247)	$4,387	$(22,779)	$14,801
Plus:
Depreciation and amortization	3,251	3,582	12,626	13,896
Interest expense	3,718	3,825	15,025	14,836
Income tax (benefit) provision	(14,594)	2,021	(11,615)	6,708

EBITDA	(35,872)	13,815	(6,743)	50,241
Impairment on long-lived assets	42,977	3,516	42,977	3,516
Costs on exited brands	—	431	—	2,676
Costs of streamlining and consolidation of operations, and other strategic initiatives	772	778	4,694	2,954
Costs of voluntary retirement	—	—	—	2,420
Loss (gain) on sale of long-lived assets	—	—	(6,162)	(410)

EBITDA, as adjusted	$7,877	$18,540	$34,766	$61,397

Gross profit	$74,197	$84,341	$302,788	$317,201
Less:
Selling, general and administrative expenses	(67,092)	(67,010)	(272,716)	(263,854)
Plus:
Costs on exited brands	—	431	—	2,676
Costs of streamlining and consolidation of operations, and other strategic initiatives	772	778	4,694	2,954
Costs of voluntary retirement	—	—	—	2,420

EBITDA, as adjusted	7,877	18,540	34,766	61,397

Total revenues	$216,079	$258,345	$912,224	$969,553
EBITDA margin percentage of revenues	3.6%	7.2%	3.8%	6.3%

(1)	Adjusted EBITDA consists of (loss) earnings before interest, taxes, depreciation, amortization, impairment on long-lived assets, costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, costs of voluntary retirement, as well as the gain on sale of long-lived assets. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.